UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DSP Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

     N/A

(2)	Aggregate number of securities to which transaction applies:

     N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     N/A

(4)	Proposed maximum aggregate value of transaction:

     N/A

(5)	Total fee paid:

     N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

     N/A

(2)	Form, Schedule or Registration Statement no.:

     N/A

(3)	Filing Party:

     N/A

(4)	Date Filed:

     N/A

DSP GROUP, INC.

Notice of Annual Meeting of Stockholders

To Be Held July 20, 2005

To the Stockholders of DSP GROUP, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DSP Group, Inc., a Delaware corporation, will be held at Swissôtel The Drake, New York, 440 Park Avenue at 56th Street, New York City, New York, 10022, on Wednesday, July 20, 2005, at 1:00 p.m., local time, for the following purposes:

1. Election of Directors. To elect two Class II directors to serve until the 2008 annual meeting of stockholders or until their successors are elected and qualified;

2. Selection of Independent Auditors. To ratify the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditors for the year ending December 31, 2005; and

3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

Our board of directors has fixed the close of business on May 26, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Inon Beracha Chief Executive Officer

Santa Clara, California

June 8, 2005

Mailed to Stockholders

on or about June 15, 2005

DSP GROUP, INC.

3120 Scott Boulevard

Santa Clara, California 95054

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation, in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders to be held on July 20, 2005, at 1:00 p.m., local time, at Swissôtel The Drake, New York, 440 Park Avenue at 56th Street, New York City, New York, 10022, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting.

Upon request, we will provide our annual report on Form 10-K and Form 10-K/A for fiscal year 2004 in electronic or paper form free of charge and any exhibit listed in the Form 10-K upon payment of reasonable expenses.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on May 26, 2005 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had 28,355,208 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by our transfer agent will tabulate votes cast by proxy and a representative of the transfer agent will act as inspector of elections to tabulate votes cast in person at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

With respect to our proposal 1 of this proxy statement, the director nominees will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker

“non-votes” will have no effect on the outcome of the election of director nominees. With respect to proposal 2 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. Abstentions will have the same effect as “no” votes on proposal 2, whereas broker “non-votes” will have no effect on such proposals.

The Proxy

The persons named as proxyholders, Inon Beracha and Moshe Zelnik, were selected by our board of directors and currently serve as our executive officers.

All shares represented by each properly executed, unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this proxy statement; FOR the ratification of the selection of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditors for the 2005 fiscal year; and with respect to any other matters that may come before the annual meeting, at the discretion of the proxyholders. We do not presently know of any other business to be conducted at the annual meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to us (to the attention of Moshe Zelnik, our Secretary), at the address of our principle executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the annual meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws authorize the number of directors to be not less than five or more than nine. The number of directors on our board of directors is currently fixed at six. The board is divided into three classes: Class I, Class II and Class III. Each director serves a three-year term. The board is currently composed of three Class I directors (Messrs. Eliyahu Ayalon, Zvi Limon and Louis Silver), whose terms will expire at the annual meeting of stockholders to be held in 2007; two Class II directors (Messrs. Yair Seroussi and Yair Shamir), whose terms will expire upon the election and qualification of directors at this annual meeting, and one Class III director (Mr. Patrick Tanguy), whose term will expire at the annual meeting of stockholders to be held in 2006. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

At this annual meeting, the stockholders will elect two Class II directors. Messrs. Seroussi and Shamir have been nominated to serve a three-year term, until the annual meeting of stockholders to be held in 2007, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. Our board has no reason to believe that either Messrs. Seroussi or Shamir will be unable or unwilling to serve as a nominee or as a director if elected.

Class II Director Nominees

Yair Seroussi has served as one of our directors since February 2003. Mr. Seroussi is currently the Managing Director of Amdeal Holdings Ltd., an entity acting as the advisory director of Morgan Stanley in charge of its activities in Israel since 1993. Since 2002, Mr. Seroussi also has served as Chairman of Eyal Microwave, a designer and manufacturer of microwave applications. Mr. Seroussi also serves as a director of Israel Corp., an Israeli holding company traded on the The Tel-Aviv Stock Exchange, and Aspen Real Estate, a real estate company traded n the The Tel-Aviv Stock Exchange. Mr. Seroussi is also on the Board of Governors of the Hebrew University.

Yair Shamir has served as one of our director since October 1996. He has served as Chairman of VCON Telecommunications, Ltd., a developer and marketer of video conference systems, since 2000 and its Chief Executive Officer from February 1997 to January 2005. From 2000 to present, Mr. Shamir has served as the Chairman of Catalyst Fund L.P., a venture capital firm. From January 2005 to present, Mr. Shamir has also served as the Chairman of Shamir Optical Industry Ltd, a leading designer, manufacturer and distributor of progressive spectacle lenses for presbyopia. Mr. Shamir currently serves as a director of Mercury Interactive, a provider of performance management solutions; and Orckit Communications, Limited, a developer and manufacturer of local loop communications systems.

Director Independence

Our board of directors has determined that the director nominees, Messrs. Seroussi and Shamir are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our executive officers and directors as of April 30, 2005:

Name	Age	Position
Eliyahu Ayalon	62	Executive Chairman of the Board of Directors

Inon Beracha	43	Chief Executive Officer

Boaz Edan	46	Chief Operating Officer

Moshe Zelnik	50	Vice President, Finance, Chief Financial Officer and Secretary

Eli Fogel	57	Senior Vice President and Chief Technology Officer

Zvi Limon (1)(2)	46	Director

Yair Seroussi (2)(3)	49	Director

Yair Shamir (1)(2)	59	Director

Louis Silver (1)(3)	51	Director

Patrick Tanguy (2)(3)	45	Director

(1)	Member of the compensation committee
(2)	Member of the audit committee
(3)	Member of the nomination and corporate governance committee

Eliyahu Ayalon joined us in April 1996 as President, Chief Executive Officer and director. In January 2000, Mr. Ayalon was appointed to serve as Chairman of our board. In April 2005, Mr. Ayalon resigned his position as Chief Executive Officer and became our Executive Chairman. Mr. Ayalon is also a member of the board of directors of Ceva, Inc. (f.k.a. ParthusCeva, Inc.), a developer and licensor of DSP cores and related platform-level IP to the semiconductor industry, as of November 2002, and was the Chairman until February 2005. Mr. Ayalon previously served as President and Chief Executive Officer of Mennen from May 1992 to April 1996. Mr. Ayalon is a member of the Board of Governors of the Technion-Israel Institute of Technology.

Inon Beracha joined us in June 2004 as Senior Vice President, Manager of the DECT Division. In April 2005, he was appointed as our Chief Executive Officer. Mr. Beracha was a Co-Founder of Ceragon Networks Ltd., a provider of broadband wireless networking systems, where he served as the company’s Deputy Chief Executive Officer from 1997 to 2004. Prior to co-founding Ceragon, Mr. Beracha was Vice President of the Electronic Research and Development Department of the Israeli Ministry of Defense where he designed, developed and managed the production of wireless communication systems.

Boaz Edan joined us in May 1999 as Vice President, Operations and served as Senior Vice President, Products Division Manager until October 2002 whereby he became our Chief Operating Officer. Mr. Edan previously served as Material Director of Tower Semiconductor Ltd., a foundry manufacturer of semiconductor integrated circuits, from 1996 to May 1999.

Moshe Zelnik joined us in May 1999 as Vice President of Finance, Chief Financial Officer and Secretary. Mr. Zelnik previously served as Senior Vice President and Chief Financial Officer of Mennen from May 1994 to April 1999.

Eli Fogel joined us in July 2003 as Senior Vice President & Chief Technology Officer. Mr. Fogel served as Senior Vice President for Engineering & Chief Technology Officer at DSP Communication from 1996 to 1999 (later on acquired by Intel). At Intel, Mr. Fogel served as the Chief Technology Officer of the Cellular Communication Division.

Zvi Limon has served as one of our directors since February 1999. Since 1998, Mr. Limon has been a partner at Magnum Communications Fund, an investment fund. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. The Company elected and agreed to nominate Mr. Limon to the board of directors as a representative of Magnum Technology, Ltd. under certain conditions pursuant to the terms of a stock purchase agreement, dated February 11, 1999, with Magnum, filed as an exhibit to our quarterly report on form 10-Q for the quarter ended March 31, 1999. Since November 2002, Mr. Limon is also a member of the board of directors of Ceva, Inc., and of several private companies.

Yair Seroussi. See Proposal 1.

Yair Shamir. See Proposal 1.

Louis Silver has served as one of our directors since November 1999. Mr. Silver is currently self-employed. Since November 2002, Mr. Silver is also a member of the board of directors of Ceva, Inc. He served as an advisor and counsel to the Discount Bank & Trust Company, an international bank, from September 1996 to July 2002. From April 1992 to December 1995, Mr. Silver served as Vice President, Secretary and General Counsel of Sapiens International, a provider of enterprise-wide, mission-central business solutions.

Patrick Tanguy has served as one of our directors since November 1999. Since April 2004, Mr. Tanguy has been the President of Monne-Decroix, a real estate development company. He served as Chief Executive Officer of Technal Group, an aluminum building systems company, from 1999 to March 2004. From May 1998 to September 1999, Mr. Tanguy served as a director of Hays DX France, an express transport services company. From August 1993 to April 1998, he served as the Chairman of Groupe DAFSA, a supplier of economic data and financial information about French companies.

Director Independence

Our board of directors has determined that all non-employee directors of the board, consisting of Messrs. Limon, Seroussi, Shamir, Silver and Tanguy, are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. In making this determination, our board of directors considered transactions and relationships between each director or his or her immediate family and the company and our subsidiaries, including those reported in the section below captioned, “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the Nasdaq rules.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Meetings and Committees of the Board of Directors

During 2004, our board of directors met six times in meetings or telephonically. No director attended fewer than 75% of the aggregate of either (i) the total number of board meetings held during the period for which he was a director, or (ii) the total number of committee meetings of the board held in 2004 on which he served. It is the policy of our board to encourage members of the board to attend the annual stockholder’s meetings. Director attendance at each annual stockholder’s meeting will be posted on our web site at www.dspg.com. It is also the policy of our board that at the conclusion of each meeting of the board that the independent directors shall meet separately with no members of management present, and that the Chairman of our nomination and corporate governance committee shall act as the chair of such meetings of the independent directors.

Compensation Committee

The compensation committee held one meeting and acted by unanimous written consent once in 2004. The compensation committee currently consists of Messrs. Limon, Shamir and Silver. Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The committee’s functions are to establish and apply our compensation policies with respect to our executive officers. Additional duties and powers of the compensation committee are set forth in its charter, which was adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Audit Committee

The audit committee held five meetings in 2004. The audit committee currently consists of Messrs. Limon, Seroussi, Shamir and Tanguy. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the audit committee is responsible for approving the audit and non-audit services performed by our independent auditors and for reviewing and evaluating our accounting principles and our system of internal accounting controls. Additional duties and powers of the audit committee are set forth in its amended and restated charter, which was adopted and approved in November 2002 and further amended in July 2003 and January 2005, and a copy of which is available on our website at www.dspg.com. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

After considering transactions and relationships between each member of the audit committee or his immediate family and the company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are (1) ”independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; and (3) financially literate and have the requisite financial sophistication as required by the Nasdaq rules applicable to issuers listed on the Nasdaq National Market. Furthermore, our board of directors has determined that Mr. Tanguy qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, he is currently the Chief Executive Officer of Monne-Decroix, and was the Chief Executive Officer of Technal Group and in those capacities has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee held no meetings in 2004. The nomination and corporate governance committee consists of Messrs. Seroussi, Silver and Tanguy. Our board of directors has determined that all current members of the nomination and corporate governance committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The nomination and corporate governance committee is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate. Additional duties and powers of the nomination and corporate governance committee are set forth in its charter, which was adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Qualifications of Directors

Our board of directors has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the board, the nomination and corporate governance committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the nomination and corporate governance committee, the nomination and corporate governance committee shall consider certain qualifications such as the nominee’s personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders and sufficient time available to devote to our affairs. The nomination and corporate governance committee will also use its best efforts to seek to ensure that the composition of our board of directors at all times adheres to the independence requirements applicable to companies listed on the Nasdaq National Market, as well as other regulatory requirements applicable to us.

Director Nomination Process

We do not have a formal director nomination process.

Continuing Directors

Generally, the nomination and corporate governance committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. The nomination and corporate governance committee will balance the value of continuity of service by existing members of the board with that of obtaining a new perspective.

New Directors

Generally, once a need to add a new board member is identified, the nomination and corporate governance committee will initiate a search by working with staff support, seeking input from board members and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the nomination and corporate governance committee, other members of the board and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. The nomination and corporate governance committee ultimately recommends the best candidate(s) the committee members determine after the selection process for approval by the full board.

Compensation of Directors

Directors who are also employees do not receive any additional compensation for their services as directors. Directors who are not employees receive an annual retainer of $32,000, payable in quarterly installments of $8,000 each. The retainer contemplates attendance at four board meetings per year. Additional board meetings of a face-to-face nature are compensated at a rate of $1,000 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at a rate of $1,000 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

Each of our outside directors is also entitled to participate in our 1993 Director Stock Option Plan. The director option plan provides for the grant of non-statutory options to our non-employee directors. The director option plan is designed to work automatically; however, to the extent administration is necessary, it will be provided by our board of directors. The director option plan provides that each eligible director is granted an option on the date on which he first becomes a director (the “First Option”). Thereafter, each outside director is granted a subsequent option on January 1 of each year if, on such date, he shall have served on our board of directors for at least six months (a “Subsequent Option”). In addition, an additional option (a “Committee Option”) is granted on January 1 of each year to each outside director for each committee of the board on which he shall have served as a chairperson for at least six months. In May 2004, our board of directors reduced the number of options granted to our directors such that a First Option shall consist of an option grant to purchase 30,000 shares of common stock rather than 60,000 shares previously granted; a Subsequent Option shall consist of an option grant to purchase 15,000 shares of common stock rather than 20,000 shares previously granted; and a Committee Option shall consist of an option grant to purchase 15,000 shares of common stock, rather than 20,000 shares previously granted. All other terms of the director options remained unchanged.

On January 1, 2004, each of Messrs. Limon, Shamir, Seroussi, Silver and Tanguy was granted a Subsequent Option (20,000), at an exercise price of $24.95 per share, under the 1993 Director Stock Option Plan. Additionally, each of Messrs. Limon and Shamir also was granted a Committee Option (20,000) for their services as the chairperson of the audit committee and compensation committee, respectively, at an exercise price of $24.95 per share, under the director option plan.

On January 27, 2004, Mr. Limon, was granted an option to purchase 200,000 shares of common stock, at an exercise price of $27.09 per share, under the 2003 Israeli Share Option plan for his services as the Chairman of our Strategic Planning Committee. On March 9, 2004, Mr. Limon voluntarily surrendered to us for cancellation an option to purchase 100,000 shares of common stock, which was a portion of the option granted to him in January 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2004, all Reporting Persons complied with all applicable filing requirements, except for the inadvertent late Form 4 filings set forth below:

Reporting Person	Number of Late Filings (1)	Number of Transactions Not Reported on a Timely Basis (1)
Louis Silver	1	1
Patrick Tanguy	1	1
Zvi Limon	2	2
Yair Seroussi	1	1
Yair Shamir	1	1
Boaz Edan	3	27
Moshe Zelnik	3	8

(1)	Includes (a) late reports filed during the fiscal year ended December 31, 2004, which may describe transactions that were not reported on a timely basis during the fiscal year ended December 31, 2004, or prior fiscal years, and (b) the number of transactions that were not reported on a timely basis during the fiscal year ended December 31, 2004, or prior fiscal years.

Communications with the Board

Our board of directors believes that full and open communication between stockholders and members of our board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the board by writing to the Chairman of the nomination and corporate governance committee, c/o DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, CA 95054. The Chairman of the nomination and corporate governance committee will determine the extent to which such stockholder communications should be disseminated to other members of the board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to the Chairman of the audit committee, c/o DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, CA 95054. In view of recently adopted disclosure requirements by the Securities and Exchange Commission related to stockholder communications, the nomination and corporate governance committee may consider development of more specific procedures.

Stockholder Proposals

The nominating and corporate governance committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nominating and corporate governance committee for the 2006 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principle executive offices no later than February 15, 2006. The stockholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the stockholder proposing such business; (3) the class and number of shares of our common stock which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in the stockholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our secretary at its principle executive offices no later than February 15, 2006: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the stockholder and the prospective candidate pursuant to which the nomination is to be made by the stockholder if the stockholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; and (6) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Once the nomination and corporate governance committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nomination and corporate governance committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The nomination and corporate governance committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. The committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

Greater detail about the submission process for stockholder proposals are set forth in our bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics in July 2003 and further amended it in January 2005. This code applies to all of our employees and is posted on our web site at www.dspg.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as Nasdaq rules applicable to issuers listed on the Nasdaq National Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our web site. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 1, 2005, by (i) each stockholder known to us to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) the Named Executive Officers; and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owner (1)	Shares Beneficially Owned (2)	Approximate Percent Beneficially Owned (3)
Citigroup Inc. 399 Park Avenue New York, NY 10043 (4)	1,567,666	5.65%

FMR Corp. c/o 82 Devonshire Street Boston, Massachusetts 02109 (5)	1,610,370	5.70%

Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116 (6)	2,023,719	7.17%

Eliyahu Ayalon (7)	753,509	2.60%
Inon Beracha	—	—
Boaz Edan (8)	257,216	*
Moshe Zelnik (9)	106,991	*
Zvi Limon (10)	95,868	*
Yair Seroussi (11)	25,303	*
Yair Shamir (12)	47,752	*
Louis Silver (13)	114,595	*
Patrick Tanguy (14)	101,894	*
All directors and executive officers as a group (10 persons) (15)	1,555,628	5.51%

*	Less than 1%
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054.
(2)	To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of our common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 1, 2005 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 28,241,286 shares of our common stock outstanding as of April 1, 2005.
(4)	Citigroup Inc. (“Citigroup”) filed a Schedule 13G, dated February 4, 2005, with the Securities and Exchange Commission, as a reporting group, which included Citigroup Global Markets Holdings Inc. (“CCM Holdings”) and Smith Barney Fund Management LLC (“SB Fund”). Citigroup reported beneficial ownership of 1,567,666 shares which included shares held by CCM Holdings and SB Fund. Citigroup did not break out the number of shares held by either CCM Holdings or SB Fund. The reported address for CCM Holdings is 388 Greenwich Street, New York, NY 10013. The reported address for SB Fund is 333 West 34th Street, New York, NY 10001.
(5)	FMR Corp. filed a Schedule 13G, dated February 14, 2005, with the Securities and Exchange Commission on behalf of itself, Edward C. Johnson, III (Chairman of FMR Corp.) and Abigail P. Johnson ( A director of FMR Corp.). FMR Corp. reported beneficial ownership of 1,610,370 shares.

(6)	Massachusetts Financial Services Company filed a Schedule 13F, dated February 10, 2005, with the Securities and Exchange Commission on behalf of itself. Massachusetts Financial Services Company reported beneficial ownership of 2,023,719 shares.
(7)	Includes 744,900 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(8)	Represents 256,472 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(9)	Represents 106,991 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(10)	Represents 95,868 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(11)	Represents 25,303 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(12)	Represents 47,752 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(13)	Includes 4,000 shares of our common stock held by the Adrienne Silver Trust of which Mr. Silver disclaims beneficial ownership and 110,595 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(14)	Represents 101,894 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.
(15)	See footnotes (7) through (14). Includes 1,542,275 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the total compensation of our Named Executive Officers who are the Chief Executive Officer and our three other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the 2004 fiscal year. There were no other executive officers whose total salary and bonus exceeded $100,000 during the 2004 fiscal year. The following table also summarizes the total compensation earned by each Named Executive Officer for our fiscal years 2002, 2003 and 2004.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary (1)	Bonus (2)	Securities Underlying Options
Eliyahu Ayalon (3) Executive Chairman of the Board	2004 2003 2002	$532,000 607,000 341,653	$500,000 700,000 950,000	— 500,000 250,000	(5)(6) (5)(6)

Inon Beracha (4) Chief Executive Officer	2004 2003 2002	$116,000 — —	$80,000 — —	120,000 — —

Boaz Edan Chief Operating Officer	2004 2003 2002	$227,000 274,000 195,391	$150,000 200,000 200,000	— 300,000 126,515	(5)(6) (5)(6)

Moshe Zelnik Vice President, Finance Chief Financial Officer and Secretary	2004 2003 2002	$162,000 176,000 155,258	$80,000 104,000 104,000	— 70,000 88,560	(5)(6) (5)

(1)	The salaries of officers located in Israel include social benefit payments and car allowances. Social benefits in Israel for the year 2003 include the national insurance payments made by us for income derived from exercise of options and bonus payments in accordance with Israeli law.
(2)	Our executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the compensation committee. Bonuses are awarded by the compensation committee based upon individual, as well as corporate performance. We pay bonuses in the year following the year the bonuses were earned.
(3)	Mr. Ayalon was our Chief Executive Officer for all of fiscal years 2002, 2003 and 2004 to which the Summary Compensation Table relates. Mr. Ayalon became our Executive Chairman in April 2005. $157,592 of the salary and $199,185 of the bonus for fiscal year 2002 paid by us were related to amounts allocated to services provided by Mr. Ayalon to Ceva, Inc., a predecessor of Ceva, Inc. (f.k.a. ParthusCeva, Inc.) prior to the separation of Ceva, Inc. from us and its subsequent combination with Ceva, Inc. (f.k.a. ParthusCeva, Inc.). The compensation information relating to Mr. Ayalon does not include compensation he receives for his services as Chairman of the board of directors of Ceva, Inc. (f.k.a. ParthusCeva, Inc.) after the separation.
(4)	Mr. Beracha became an executive officer of our company in June 2004, and became our Chief Executive Officer in April 2005. His salary and bonus for 2004 were prorated for the year.
(5)	The Company’s past practice was to grant options to its officers at the beginning of each year. Due to Israeli tax optimization considerations, options to purchase 250,000, 150,000 and 20,000 shares of common stock were granted to Messrs. Ayalon, Edan and Zelnik, respectively, in December 4, 2003 rather than January 2004.
(6)	In March 2005, Messrs. Ayalon and Edan voluntarily surrendered to the Company for cancellation an option to purchase 125,000 and 75,000 shares of common stock, respectively, which was a portion of the option granted to them on December 4, 2003.

We did not include in the foregoing table for each Named Executive Officer the aggregate value of such benefits which cannot be precisely ascertained but which is the lesser of either (a) 10% of the salary and bonus paid to such executive officer, or (b) $50,000.

Option Grants

The following table sets forth certain information with respect to stock options granted to Mr. Beracha during 2004. None of the other Named Executive Officers received an option grant in 2004. Our past practice was to grant options to executive officers at the beginning of each year. Due to Israeli tax optimization considerations, options to purchase 250,000, 150,000 and 20,000 shares of common stock were granted to Messrs. Ayalon, Edan and Zelnik, respectively, on December 4, 2003 rather than January 2004. In March 2005, Messrs. Ayalon and Edan voluntarily surrendered to us for cancellation their option to purchase 125,000 and 75,000 shares of common stock, respectively, which was a portion of the options granted to them in December 2003. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Option Grants in 2004

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2004 (3)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Inon Beracha (1)(2)	120,000	8.17%	$21.92	July 16, 2011	$1,140,066	$2,591,382

(1)	These options were granted under our 2001 Stock Incentive Plan.
(2)	25% of the shares of common stock subject to the option grant vest on the one-year anniversary of the date of the grant and 6.25% each quarter thereafter.
(3)	Calculated based on options to purchase a total of 1,469,500 shares of our common stock granted to our employees and directors during 2004. The aggregate option number does not include an option to purchase 100,000 shares of our common stock granted to Zvi Limon in 2004 that was voluntarily surrendered to us for cancellation in March 2005.

Option Exercises and Option Values

The following table sets forth information concerning option exercises during 2004 and the aggregate value of unexercised options at December 31, 2004 held by each of the Named Executive Officers.

Aggregated Option Exercises in 2004

and Option Values at December 31, 2004

	Aggregate Option Exercises in 2004		Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (1)
Name	Shares Acquired on Exercise	Value Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Eliyahu Ayalon	167,600	1,437,890	619,900	250,000	1,782,218	974,619
Inon Beracha	—	—	—	120,000	—	49,200
Boaz Edan	169,210	1,581,465	210,890	192,810	694,189	749,389
Moshe Zelnik	70,849	648,307	114,961	77,124	247,846	332,474

(1)	Calculated on the basis of the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2004 of $22.33 per share, minus the exercise price.
(2)	Calculated on the basis of the broker’s reported sale price of our common stock subject to the option, minus the exercise price.

Employment Agreements

The following Named Executive Officers have written employment agreements with us: Messrs. Ayalon, Beracha, Edan and Zelnik.

In April 1996, Mr. Ayalon entered into an employment agreement with DSP Group, Ltd., our wholly-owned subsidiary in Israel (“DSP Israel”), pursuant to which Mr. Ayalon was to serve as our President and Chief Executive Officer. The term of the agreement is indefinite. The agreement originally provided for a fixed monthly salary of NIS 47,000 (approximately U.S. $11,217), which has been adjusted from time to time by the board and currently provides for an annual base salary of U.S. $350,000. Mr. Ayalon is also entitled to an annual bonus, the amount of which is determined in the sole discretion of the board. The agreement may be terminated by us or Mr. Ayalon, without cause (as defined in the agreement), upon a six-month advance written notice. Mr. Ayalon’s employment agreement was amended in November 1997 to provide for the following: (i) Mr. Ayalon’s base compensation shall be fixed at the commencement of each year, but shall not be subject to reduction during the term of the agreement, (ii) if Mr. Ayalon terminates the agreement without good reason or if we terminate the agreement for cause, then no further payments shall be made to Mr. Ayalon pursuant to the agreement and he shall be subject to a one-year prohibition against competition in addition to the customary prohibitions against disclosure of trade secrets, (iii) upon our change of control or if the agreement is terminated by Mr. Ayalon for good reason or by us without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon shall accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the agreement, and (iv) in the event of death or permanent disability of Mr. Ayalon, all options shall accelerate and immediately vest. The board further amended Mr. Ayalon’s agreement in April 2000 to provide that if Mr. Ayalon terminates the agreement voluntarily at any time, provided that he gives a 12-months advance written notice, all options held by Mr. Ayalon shall be fully vested six months after the date of the notice. Additionally, these amendments provided that all vested options held by Mr. Ayalon upon the date of his cessation of employment with us for any reason shall be exercisable for a period of two years. In April 2005, Mr. Ayalon resigned his position as Chief Executive Officer and became our Executive Chairman.

In June 2004, Mr. Beracha entered into an employment agreement with DSP Israel, pursuant to which Mr. Beracha is to serve as our Senior Vice President and DECT Division Manager. The term of the agreement is indefinite. Effective April 1, 2005, and in connection with his appointment as our new Chief Executive Officer, Mr. Beracha’s annual salary was increased to $200,000, subject to adjustment from time to time. Mr. Beracha also is entitled to an annual bonus, the amount of which is determined in our sole discretion. The agreement may be terminated by us or Mr. Beracha upon a 90-days advance written notice. However, we have the right to terminate Mr. Beracha’s employment without prior notice under specified circumstances. In such a case, Mr. Beracha shall be paid the amount due to him under the prior notice period at the rate of his then current salary for such period.

In May 1999, Mr. Edan entered into an employment agreement with DSP Israel, pursuant to which Mr. Edan is to serve as our Vice President of Operations. As of October 2002, Mr. Edan became our Chief Operating Officer and his annual salary was increased to U.S. $160,000, subject to adjustment from time to time. The term of the agreement is indefinite. Mr. Edan also is entitled to an annual bonus, the amount of which is determined in our sole discretion. The agreement may be terminated by us or Mr. Edan upon a 90-day advance written notice. However, we have the right to terminate Mr. Edan’s employment without prior notice. In such a case, Mr. Edan shall be paid the amount due to him under the prior notice period at the rate of his then current salary for such period. In July 2003, we agreed to amend all of Mr. Edan’s outstanding option agreements to provide that in the event of his termination by us without cause, all of his options would vest upon termination and could be exercised for a period of two years following termination. Also, in the event Mr. Edan’s employment was terminated because of his death or permanent disability, all of his options would accelerate and immediately vest.

In May 1999, Mr. Zelnik entered into an employment agreement with DSP Israel, pursuant to which Mr. Zelnik is to serve as our Vice President, Finance and Chief Financial Officer. The term of the agreement is indefinite. Effective April 1, 2005, Mr. Zelnik’s annual salary was increased to $140,000, subject to adjustment from time to time. Mr. Zelnik also is entitled to an annual bonus, the amount of which is determined in our sole discretion. The agreement may be terminated by us or Mr. Zelnik upon a 90-days advance written notice. However, we have the right to terminate Mr. Zelnik’s employment without prior notice under specified circumstances. In such a case, Mr. Zelnik shall be paid the amount due to him under the prior notice period at the rate of his then current salary for such period.

Compensation Committee Interlocks and Insider Participation

Our compensation committee during 2004 consisted of Messrs. Limon, Shamir and Silver; Mr. Shamir served as its Chairman. No member of this committee is a present or former officer or employee of the company or any of our subsidiaries. Mr. Silver is a member of the compensation committee of the board of directors of Ceva, Inc. (f.k.a. ParthusCeva, Inc.), and Mr. Ayalon, our Executive Chairman of the board of directors, is the Chairman of the board of directors of Ceva, Inc. (f.k.a. ParthusCeva, Inc.). Other than as noted with respect to Mr. Ayalon, none of our executive officers served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board or compensation committee.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report and the stock performance graph that follows shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The compensation committee of the Company’s board of directors, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the Company, including salary and bonus levels, administer the Company’s incentive compensation and benefit plans, 401(k) plans, and stock option and purchase plans, and review and make recommendations to the board of directors with respect to the Company’s executive compensation. Messrs. Limon, Shamir and Silver were the members of the compensation committee in fiscal year 2004.

Compensation Policy.    The Company’s compensation policy, as established by the compensation committee, states that the executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders. The Company designed its executive compensation program to attract and retain executive officers who will contribute to the Company’s long-term success, to reward executive officers who contribute to the Company’s financial performance and to link executive officer compensation and stockholder interests through the grant of stock options under the 2001 Stock Incentive Plan (the “2001 Stock Plan”).

Compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

Salary.    The base salaries of the Company’s executive officers are reviewed annually and are set by the compensation committee. When setting base salary levels, in a manner consistent with the compensation committee’s policy outlined above, the committee considers competitive market conditions for executive compensation, the Company’s performance and the performance of the individual executive officer.

Bonus.    For the fiscal year ended December 31, 2004, the compensation committee evaluated the performance of, and set the bonuses payable to, the Chief Executive Officer and the other executive officers of the Company. The performance factors utilized by the compensation committee in determining whether bonuses should be awarded to the Company’s executive officers included the following: (1) increased sales of the Company’s products and changes in profitability of the Company during fiscal 2004; (2) the officer’s overall individual performance in his position and his relative contribution to the Company’s performance during the year; and (3) the desire of the board of directors to retain the executive officer in the face of considerable competition for executive talent within the industry. The board of directors or the compensation committee in the future may modify the foregoing criteria or select other performance factors with respect to bonuses paid to executive officers for any given fiscal year.

Long-term Incentive Compensation.    The Company believes that stock option grants (1) align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in the Company’s success; and (3) help retain key executive officers in a competitive market for executive talent.

The 2001 Stock Plan authorizes the board of directors, or a committee thereof, to grant stock options to employees and consultants of the Company, including the executive officers. Stock option grants are made from time to time to executive officers whose contributions have or will have a significant impact on the Company’s long-term performance. The Company’s determination of whether stock option grants are appropriate is based upon individual performance measures established for each individual on an annual basis. Options are not necessarily granted to each executive officer during each year. Generally, options granted to executive officers vest as to 25% of the grant on the first anniversary of the date of grant with the remaining options vesting quarterly over the next three years and expire seven years from the date of grant. Details on stock options granted to certain executive officers in 2004 are provided in the table entitled “Option Grants in 2004” contained in this proxy statement.

Compensation of Chief Executive Officer.    The board of directors considered the following factors in evaluating the performance of, and setting the bonus compensation for, Mr. Ayalon, the Company’s Chairman of the board and Chief Executive Officer: (1) the changes in the net income of the Company from the prior year, (2) the Company’s stock price, (3) his contribution to an enhanced research and development strategy in response to changing market trends, (4) his contribution to the hiring and retention of top management personnel, and (5) the time and effort that Mr. Ayalon individually applied in connection with the execution of his duties. The compensation committee believes that the salary, bonus and long-term incentive compensation paid to Mr. Ayalon for the fiscal year ended December 31, 2004 were appropriate based on the above criteria.

Compensation Policy Regarding Deductibility.    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. The 1991 Employee and Consultant Stock Plan (the “1991 Stock Plan”) and the 2001 Stock Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under the respective plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant, and may use such exemptions in addition to the exemption contemplated under the 1991 Stock Plan and the 2001 Stock Plan.

Submitted by the compensation committee:

Zvi Limon

Yair Shamir

Louis Silver

Stock Performance Graph

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and Standard & Poor’s Information Technology Index. The period shown commences on December 31, 1999 and ends on December 31, 2004, the end of our last fiscal year. The graph assumes an investment of $100 on December 31, 1999, and the reinvestment of any dividends.

Comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DSP GROUP, INC., THE S & P 500 INDEX

AND THE S & P INFORMATION TECHNOLOGY INDEX

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

All transactions between us and our officers, directors, principal stockholders and affiliates have been and will be approved by a majority of our board of directors, including a majority of our disinterested, non-employee directors on the board, and have been or will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, has been selected by our board of directors to be our independent auditors for the fiscal year ending December 31, 2005. In the event that ratification of this selection of independent auditors is not approved by a majority of shares of common stock voting at the annual meeting in person or by proxy, management will review its future selection of independent auditors.

A representative of Ernst & Young Global is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the annual meeting is required to approve the ratification of the selection of Kost, Forer, Gabbay & Kasierer as our independent auditors for fiscal year 2005. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF

THE SELECTION OF KOST, FORER, GABBAY AND KASIERER.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must approve all audit and non-audit services performed by the Company’s independent auditors. Furthermore, the audit committee is responsible for reviewing and evaluating the Company’s accounting principles and the Company’s system of internal accounting controls. Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants, Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent accountants.

The audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements with the Company’s management and Kost, Forer, Gabbay & Kasierer, the Company’s independent auditors.

2.	The audit committee has discussed with Kost, Forer, Gabbay & Kasierer (a) their judgments as to the quality of the Company’s accounting policies, and (b) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

3.	The audit committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

4.	The audit committee discussed with the Company’s senior management, Kost, Forer, Gabbay & Kasierer and internal auditors the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10-K and other periodic filings with the Commission.

5.	The audit committee has received the written disclosures and the letter from Kost, Forer, Gabbay & Kasierer required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees). The audit committee considered whether the audit and non-audit services provided by Kost, Forer, Gabbay & Kasierer were compatible with maintaining its independence from the Company. Based on discussions with Kost, Forer, Gabbay & Kasierer, the audit committee determined that the audit and non-audit services provided to the Company by Kost, Forer, Gabbay & Kasierer were compatible with maintaining the independence of Kost, Forer, Gabbay & Kasierer.

6.	Based on the reviews and discussions referred to in paragraphs (1) through (5) above, the audit committee recommended to the Company’s board of directors, and the board approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, that was filed with the Securities and Exchange Commission on March 15, 2005.

7.	The audit committee has also recommended the selection of Kost, Forer, Gabbay & Kasierer and, based on the committee’s recommendation, the board of directors has selected Kost, Forer, Gabbay & Kasierer as the Company’s independent auditors for the fiscal year ending December 31, 2005, subject to stockholder ratification.

Submitted by the audit committee:

Zvi Limon

Yair Seroussi

Yair Shamir

Patrick Tanguy

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Kost, Forer, Gabbay & Kasierer performed services for us in fiscal 2003 and 2004 related to financial statement audit work, quarterly reviews, Forms S-8 reviews, tax services, special projects and other ongoing consulting projects. Fees paid to Kost, Forer, Gabbay & Kasierer in fiscal 2003 and 2004 were as follows:

	2003	2004
Audit Fees (1)	$113,000	$147,000
Audit-Related Fees (2)	$19,500	$18,000
Tax Fees (3)	$118,975	$103,000
All Other Fees (4)	$13,755	$3,000

(1)	Audit fees represent fees for the audit of consolidated financial statements for the fiscal year ended December 31, 2004 and the review of financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-related fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the provision of the audit services.
(3)	Tax fees represent fees for professional services provided in connection with the preparation of our federal and state tax returns and advisory services for other tax compliance matters.
(4)	All other fees represent fees for professional services associated with the approved enterprise status of our Israeli subsidiary. All other fees in 2003 also represent fees for professional services with respect to the acquisition of Teleman Multimedia Inc.

The audit committee approved 100% of the above set forth fees in 2003 and 2004.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Kost, Forer, Gabbay & Kasierer, our independent auditors, must be approved in advance by the audit committee to assure that such services do not impair the auditors’ independence from the company. In January 2004, the audit committee adopted an audit and non-audit services pre-approval policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or category of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The audit committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the audit committee prior to being performed. The audit committee may delegate authority to pre-approve audit and non-audit services to any member of the audit committee, but may not delegate such authority to management. Our independent auditors and Director of Finance are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting.    To be considered for presentation to the annual meeting of our stockholders to be held in 2006, a stockholder proposal must be received by Moshe Zelnik, Secretary, DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054, no later than February 15, 2006.

Requirements for Stockholder Proposals to Be Considered for Inclusion in our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of our stockholders to be held in 2006 must be received by Moshe Zelnik, Secretary, DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054, no later than February 15, 2006 in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by our board of directors for the 2006 annual meeting will confer discretionary authority on the proxyholders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by May 1, 2006.

OTHER MATTERS

Annual Report

Our annual report for the fiscal year ended December 31, 2004 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10-K

Our annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004 are included in the annual report for the fiscal year ended December 31, 2004, which is mailed concurrently with the mailing of these proxy materials. Upon written request to our Secretary, Moshe Zelnik, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Householding of Annual Meeting Materials

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. Upon written request to our Secretary, Moshe Zelnik, at the address of our principal executive offices, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxyholders.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Inon Beracha
Chief Executive Officer

June 8, 2005

Santa Clara, California

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF DSP GROUP, INC.

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of DSP GROUP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 8, 2005, the Company’s Annual Report for the year ended December 31, 2004 and the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2004 and hereby appoints Inon Beracha and Moshe Zelnik, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company to be held on Wednesday at 1:00 p.m., local time, at Swissôtel The Drake, New York, 440 Park Avenue at 56th Street, New York City, New York, 10022, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE DIRECTORS, AND (2) THE RATIFICATION OF THE SELECTION OF KOST, FORER, GABBAY & KASIERER AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF THE DIRECTORS:

FOR the nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for the nominees listed below

If you wish to withhold authority to vote for any of the following nominees, strike a line through such nominee’s name listed below.

Yair Seroussi

Yair Shamir

2. PROPOSAL TO RATIFY THE SELECTION OF KOST, FORER, GABBAY & KASIERER AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2005:

FOR	AGAINST	ABSTAIN

DATED: , 2005

(Signature)

(Signature)

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.